UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2015

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 17, 2015, Ring Energy, Inc. (the “Company”) closed the sale of an additional 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $11.50 per share, pursuant to the underwriter’s exercise, in part, of the over-allotment option granted by the Company in connection with its recently closed public offering of 4,500,000 shares of Common Stock. As a result of the exercise of the over-allotment option, the total gross proceeds from the offering will be approximately $1,150,000 before deducting the underwriting discount and other estimated offering expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Document

5.1	Opinion of Burleson LLP.

23.1	Consent of Burleson LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: July 17, 2015	By:	/s/ William R. Broaddrick
William R. Broaddrick Chief Financial Officer